UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2011, Vestin Realty Mortgage I, Inc., a Maryland corporation (“VRTA”) closed the sale of its membership interests in Hawaii Funeral Services, LLC to NorthStar Hawaii, LLC, a Delaware limited liability company.  The sale was effected  pursuant to a Membership Interest Purchase Agreement dated October 3, 2011 entered into by and between Vestin Realty Mortgage I, Inc., a Maryland corporation, Vestin Realty Mortgage II, Inc., a Maryland corporation and NorthStar Hawaii, LLC, a Delaware limited liability company, a subsidiary of NorthStar Memorial Group, LLC (“NorthStar”).  A copy of the Purchase Agreement was filed by VRTA as an exhibit to its report on Form 8-K/A dated November 14, 2011.  VRTA received the entire purchase price at the closing resulting in net proceeds to VRTA of $5,434,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, LLC., its sole manager

Date: December 6, 2011	By	/s/ Eric Bullinger
Eric Bullinger
Chief Financial Officer